EXHIBIT 99.1

Finish Line Declares Quarterly Cash Dividend

INDIANAPOLIS, Jan. 16, 2014 – The Finish Line, Inc. (NASDAQ: FINL) announced today that its board of directors has declared a quarterly cash dividend of $0.08 per share of outstanding common stock. This represents a $0.01 per share or 14% increase over the previous dividend paid by the Company. The quarterly cash dividend will be payable on March 17, 2014 to shareholders of record as of February 28, 2014.

“The board’s authorization of this increase in our quarterly dividend affirms our commitment to provide direct returns to our shareholders,” said Chairman and Chief Executive Officer Glenn Lyon. “Our focus on the customer through omni-channel investments, as well as our continued growth strategies with Macy’s and the Running Specialty Group, benefits our shareholders.”

About The Finish Line, Inc.
The Finish Line, Inc. is a premium retailer of athletic shoes, apparel and accessories. Headquartered in Indianapolis, Finish Line has 656 stores in malls across the U.S., manages the athletic footwear inventory in 655 Macy’s stores including 198 branded or staffed shops, and employs more than 13,000 sneakerologists who help customers every day connect with their sport, their life and their style. Online shopping is available at www.finishline.com and www.macys.com. Mobile shopping is available at m.finishline.com. Follow Finish Line on Twitter at Twitter.com/FinishLine and “like” Finish Line on Facebook at Facebook.com/FinishLine.

Finish Line also operates the Running Specialty Group through a venture with Gart Capital Partners. This includes 47 specialty running shops in 12 states and the District of Columbia under The Running Company, Run On!, Blue Mile, Boulder Running Company and Roncker’s Running Spot banners. More information, including the particular states in which stores are located, is available at www.run.com.

Forward-Looking Statements
This news release includes statements that are or may be considered “forward-looking” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by the use of words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “should,” “will,” “estimates,” “outlook,” “potential,” “optimistic,” “confidence,” “continue,” “evolve,” “expand,” “growth” or words and phrases of similar meaning. Statements that describe objectives, plans or goals also are forward-looking statements.

All of these forward-looking statements are subject to risks, management assumptions and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements. The principal risk factors that could cause actual performance and future actions to differ materially from the forward-looking statements include, but are not limited to, the company’s reliance on a few key vendors for a majority of its merchandise purchases (including a significant portion from one key vendor); the availability and timely receipt of products; the ability to timely fulfill and ship products to customers; fluctuations in oil prices causing changes in gasoline and energy prices, resulting in changes in consumer spending as well as increases in utility, freight and product costs; product demand and market acceptance risks; deterioration of macro-economic and business conditions; the inability to locate and obtain or retain acceptable lease terms for the company’s stores; the effect of competitive products and pricing; loss of key employees; execution of strategic growth initiatives (including actual and potential mergers and acquisitions and other components of the company’s capital allocation strategy); and the other risks detailed in the company’s Securities and Exchange Commission filings. Readers are urged to consider these factors carefully in evaluating the forward-looking statements. The forward-looking statements included herein are made only as of the date of this report and Finish Line undertakes no obligation to publicly update these forward-looking statements to reflect subsequent events or circumstances.

Media Contact:	Investor Contact:
Dianna L. Boyce Corporate Communications (317) 613-6577	Ed Wilhelm Chief Financial Officer (317) 613-6914